                                                                     EXHIBIT 4.1

===============================================================================







                                MANOR CARE, INC.,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND


                               NATIONAL CITY BANK,
                                   AS TRUSTEE

                           6.25% Senior Notes due 2013


                             =====================




                                    INDENTURE

                           Dated as of April 15, 2003







                             =====================






================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

                                                         ARTICLE I
                                         DEFINITIONS AND INCORPORATION BY REFERENCE
         SECTION 1.1. Definitions.................................................................................1
         SECTION 1.2. Other Definitions..........................................................................10
         SECTION 1.3. Incorporation by Reference of Trust Indenture Act..........................................12
         SECTION 1.4. Rules of Construction......................................................................12

                                                         ARTICLE II
                                                       THE SECURITIES

         SECTION 2.1. Form, Dating and Terms.....................................................................13
         SECTION 2.2. Execution and Authentication...............................................................20
         SECTION 2.3. Registrar and Paying Agent.................................................................21
         SECTION 2.4. Paying Agent to Hold Money in Trust........................................................22
         SECTION 2.5. Securityholder Lists.......................................................................22
         SECTION 2.6. Transfer and Exchange......................................................................23
         SECTION 2.7. [RESERVED].................................................................................25
         SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers to Institutional
                      Accredited Investors.......................................................................26
         SECTION 2.9. Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                      Regulation S...............................................................................27
         SECTION 2.10. Mutilated, Destroyed, Lost or Stolen Securities...........................................28
         SECTION 2.11. Outstanding Securities....................................................................29
         SECTION 2.12. Temporary Securities......................................................................30
         SECTION 2.13. Cancellation..............................................................................30
         SECTION 2.14. Payment of Interest; Defaulted Interest...................................................30
         SECTION 2.15. Computation of Interest...................................................................31
         SECTION 2.16. CUSIP and ISIN Numbers....................................................................32

                                                        ARTICLE III
                                                         COVENANTS

         SECTION 3.1. Payment of Securities......................................................................32
         SECTION 3.2. [RESERVED].................................................................................32
         SECTION 3.3. Limitation on Liens........................................................................32
         SECTION 3.4. Limitation on Sale and Lease-Back Transactions.............................................34
         SECTION 3.5. Limitation on Affiliate Transactions.......................................................34
         SECTION 3.6. Change of Control..........................................................................34
         SECTION 3.7. Financial Statements.......................................................................36
         SECTION 3.8. Future Subsidiary Guarantors; Release of Guarantees........................................37
         SECTION 3.9. Maintenance of Office or Agency............................................................37
         SECTION 3.10. Corporate Existence.......................................................................38

                                                                                                                Page
                                                                                                                ----
         SECTION 3.11. Payment of Taxes and Other Claims.........................................................38
         SECTION 3.12. Payments for Consent......................................................................39
         SECTION 3.13. Compliance Certificate....................................................................39
         SECTION 3.14. Further Instruments and Acts..............................................................39
         SECTION 3.15. Statement by Officers as to Default.......................................................39

                                                        ARTICLE IV
                                                     SUCCESSOR COMPANY

         SECTION 4.1. Consolidation, Merger and Sale of Assets...................................................39

                                                        ARTICLE V
                                                 REDEMPTION OF SECURITIES

         SECTION 5.1. Optional Redemption........................................................................41
         SECTION 5.2. Applicability of Article...................................................................41
         SECTION 5.3. Election to Redeem; Notice to Trustee......................................................41
         SECTION 5.4. Selection by Trustee of Securities to Be Redeemed..........................................41
         SECTION 5.5. Notice of Redemption.......................................................................42
         SECTION 5.6. Deposit of Redemption Price................................................................43
         SECTION 5.7. Securities Payable on Redemption Date......................................................43
         SECTION 5.8. Securities Redeemed in Part................................................................43

                                                      ARTICLE VI
                                                 DEFAULTS AND REMEDIES

         SECTION 6.1. Events of Default..........................................................................43
         SECTION 6.2. Acceleration...............................................................................46
         SECTION 6.3. Other Remedies.............................................................................46
         SECTION 6.4. Waiver of Past Defaults....................................................................46
         SECTION 6.5. Control by Majority........................................................................46
         SECTION 6.6. Limitation on Suits........................................................................47
         SECTION 6.7. Rights of Holders to Receive Payment.......................................................47
         SECTION 6.8. Collection Suit by Trustee.................................................................47
         SECTION 6.9. Trustee May File Proofs of Claim...........................................................47
         SECTION 6.10. Priorities................................................................................48
         SECTION 6.11. Undertaking for Costs.....................................................................48

                                                        ARTICLE VII
                                                          TRUSTEE

         SECTION 7.1. Duties of Trustee..........................................................................48
         SECTION 7.2. Rights of Trustee..........................................................................50
         SECTION 7.3. Individual Rights of Trustee...............................................................50
         SECTION 7.4. Trustee's Disclaimer.......................................................................50
         SECTION 7.5. Notice of Defaults.........................................................................51
         SECTION 7.6. Reports by Trustee to Holders..............................................................51


                                                                                                                Page
                                                                                                                ----
         SECTION 7.7. Compensation and Indemnity.................................................................51
         SECTION 7.8. Replacement of Trustee.....................................................................52
         SECTION 7.9. Successor Trustee by Merger................................................................53
         SECTION 7.10. Eligibility; Disqualification.............................................................53
         SECTION 7.11. Preferential Collection of Claims Against Company.........................................53
         SECTION 7.12. Trustee's Application for Instruction from the Company....................................53

                                                       ARTICLE VIII
                                             DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.1. Discharge of Liability on Securities; Defeasance...........................................54
         SECTION 8.2. Conditions to Defeasance...................................................................55
         SECTION 8.3. Application of Trust Money.................................................................56
         SECTION 8.4. Repayment to Company.......................................................................56
         SECTION 8.5. Indemnity for U.S. Government Securities...................................................57
         SECTION 8.6. Reinstatement..............................................................................57

                                                         ARTICLE IX
                                                         AMENDMENTS

         SECTION 9.1. Without Consent of Holders.................................................................57
         SECTION 9.2. With Consent of Holders....................................................................58
         SECTION 9.3. Compliance with Trust Indenture Act........................................................59
         SECTION 9.4. Revocation and Effect of Consents and Waivers..............................................59
         SECTION 9.5. Notation on or Exchange of Securities......................................................59
         SECTION 9.6. Trustee To Sign Amendments.................................................................59

                                                         ARTICLE X
                                                   SUBSIDIARY GUARANTEE

         SECTION 10.1. Subsidiary Guarantee......................................................................60
         SECTION 10.2. Limitation on Liability; Termination, Release and Discharge...............................61
         SECTION 10.3. Right of Contribution.....................................................................62
         SECTION 10.4. No Subrogation............................................................................63

                                                       ARTICLE XI
                                                      MISCELLANEOUS

         SECTION 11.1. Trust Indenture Act Controls..............................................................63
         SECTION 11.2. Notices...................................................................................63
         SECTION 11.3. Communication by Holders with other Holders...............................................64
         SECTION 11.4. Certificate and Opinion as to Conditions Precedent........................................64
         SECTION 11.5. Statements Required in Certificate or Opinion.............................................65
         SECTION 11.6. When Securities Disregarded...............................................................65
         SECTION 11.7. Rules by Trustee, Paying Agent and Registrar..............................................65
         SECTION 11.8. Legal Holidays............................................................................65
         SECTION 11.9. GOVERNING LAW.............................................................................65


                                                                                                                Page
                                                                                                                ----
         SECTION 11.10. No Recourse Against Others...............................................................66
         SECTION 11.11. Successors...............................................................................66
         SECTION 11.12. Multiple Originals.......................................................................66
         SECTION 11.13. Qualification of Indenture...............................................................66
         SECTION 11.14. Table of Contents; Headings..............................................................66


EXHIBIT A  Form of the Series A Note                                                                            A-1
EXHIBIT B  Form of the Series B Note                                                                            B-1
EXHIBIT C  Form of Indenture Supplement to Add Subsidiary Guarantors


                              CROSS-REFERENCE TABLE

TIA                                                                                                 Indenture
Section                                                                                             Section
-------                                                                                             ---------
310(a)(1)                      .............................................................         7.10
   (a)(2)                      .............................................................         7.10
   (a)(3)                      .............................................................         N.A.
   (a)(4)                      .............................................................         N.A.
   (a)(5)                      .............................................................         7.10
   (b)                         .............................................................         7.8; 7.10
   (c)                         .............................................................         N.A.
311(a)                         .............................................................         7.11
   (b)                         .............................................................         7.11
   (c)                         .............................................................         N.A.
312(a)                         .............................................................         2.5
   (b)                         .............................................................        11.3
   (c)                         .............................................................        11.3
313(a)                         .............................................................         7.6
   (b)(1)                      .............................................................         N.A.
   (b)(2)                      .............................................................         7.6
   (c)                         .............................................................         7.6
   (d)                         .............................................................         7.6
314(a)                         .............................................................         3.7; 3.13; 11.5
   (b)                         .............................................................         N.A.
   (c)(1)                      .............................................................        11.4
   (c)(2)                      .............................................................        11.4
   (c)(3)                      .............................................................         N.A.
   (d)                         .............................................................         N.A.
   (e)                         .............................................................        11.5
315(a)                         .............................................................         7.1
   (b)                         .............................................................         7.5; 11.2
   (c)                         .............................................................         7.1
   (d)                         .............................................................         7.1
   (e)                         .............................................................         6.11
316(a)(last sentence)          .............................................................        11.6
   (a)(1)(A)                   .............................................................         6.5
   (a)(1)(B)                   .............................................................         6.4
   (a)(2)                      .............................................................         N.A.
   (b)                         .............................................................         6.7
   (c)                         .............................................................         6.5
317(a)(1)                      .............................................................         6.8
   (a)(2)                      .............................................................         6.9
   (b)                         .............................................................         2.4
318(a)                         .............................................................        11.1

         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of April 15, 2003, among MANOR CARE, INC., a Delaware corporation (the "Company"), THE SUBSIDIARY GUARANTORS (as defined) and NATIONAL CITY Bank, a national banking association (the "Trustee"), as Trustee.

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 6.25% Senior Notes, Series A, due 2013, issued on the date hereof and the guarantees thereof by certain of the Company's subsidiaries (the "Initial Securities"),
(ii) if and when issued, an unlimited principal amount of additional 6.25% Senior Notes, Series A, due 2013 in a non-registered offering or 6.25% Senior Notes, Series B, due 2013 in a registered offering of the Company that may be offered from time to time subsequent to the Issue Date (the "Additional Securities") and (iii) if and when issued, the Company's 6.25% Senior Notes, Series B, due 2013 and the guarantees thereof by certain of the Company's subsidiaries that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the "Exchange Securities," and together with the Initial Securities and Additional Securities, the "Securities").

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.1. Definitions.


         "2006 Notes" means MCA's $150.0 million principal amount of 7 1/2% Senior Notes due 2006.

         "2008 Notes" means the Company's $200.0 million principal amount of 8% Senior Notes due 2008.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

         "Applicable Percentage" means (i) 15%, if the aggregate principal amount of Securities and debt securities issued under other indentures or fiscal agency agreements or other similar instruments (collectively, "Debt Securities") then outstanding exceeds $100,000,000, (ii) 20%, if the aggregate principal amount of Debt Securities then outstanding exceeds $50,000,000 but is less than or equal to $100,000,000 or (iii) 25%, if the aggregate principal amount of Debt Securities outstanding is less than or equal to $50,000,000.

         "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Bank Debt" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

         "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Cleveland, Ohio are authorized or required by law to close.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

         "Change of Control" means:

         (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

         (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

         (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

         (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

         "Change of Control Triggering Event" means the occurrence of a Change of Control accompanied by a Rating Decline.

         "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Manor Care, Inc. or its successors and assigns.


         "Consolidated Net Assets" means, with respect to any Person as of any date of determination, the total assets of such Person and its subsidiaries on a consolidated basis less current liabilities of such Person and its subsidiaries on a consolidated basis as of such date, all determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Convertible Notes" means the Company's $90.0 million principal amount of 2.125% Convertible Senior Notes due 2023 (which may be increased to $100.0 million principal amount of such notes if the option of the initial purchasers of such notes to purchase additional notes is exercised in full).

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Debt" means, with respect to any Person on any date of determination (without duplication):

         (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

         (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

         (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

         (5) Capitalized Lease Obligations and all Attributable Debt of such Person; and

         (6) the principal component of Debt of other Persons to the extent Guaranteed by such Person.

         The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Securities" means certificated Securities.


         "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

         "Euroclear" means Euroclear Bank S.A./N.V. or any successor securities clearing agency.


         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Exchange Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Existing Liens" mean Liens on property or assets of the Company or any Subsidiary existing on the Issue Date.

         "Fiscal Year" means the fiscal year of the Company ending on December 31 of each year.

         "Foreign Subsidiary" of the Company shall mean any Subsidiary which is incorporated or organized in a jurisdiction outside the United States and any Subsidiary of such a Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

         (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder or Securityholder" means the Person in whose name a Security is registered in the Securities Register.

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means, collectively, J.P. Morgan Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Banc of America Securities LLC, BNY Capital Markets, Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc.

with respect to the Initial Securities and financial institutions with respect to future issuances of Securities.

         "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "Issue Date" means April 15, 2003.

         "Legal Holiday" has the meaning ascribed to it in Section 11.8.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "MCA" means Manor Care of America, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, or any of its successors and assigns.

         "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then "Moody's" shall mean any other nationally recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

         "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary)
(A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) in respect of which a default (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would not permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (including any Non-Recourse Subsidiary) to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Non-Recourse Subsidiary" means a Subsidiary which (i) has not acquired any assets (other than cash) directly or indirectly from the Company or any Subsidiary, (ii) only owns assets acquired after the Issue Date or assets acquired prior to the date such entity becomes a Subsidiary and (iii) has no Debt other than Non-Recourse Debt.

         "Non-U.S. Person" means a Person who is not a U.S. Person (as defined in Regulation S).

         "Offering Memorandum" means the offering memorandum, dated April 10, 2003, relating to the offering by the Company of $200.0 million of the 6.25% Senior Notes due 2013 and any future offering memoranda relating to Additional Securities.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Subsidiary Guarantor has a correlative meaning.

         "Officers' Certificate" means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Subsidiary Guarantors, as applicable.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "QIB" means any "qualified institutional buyer" as such term is defined in Rule 144A.

         "Rating Agencies" mean Moody's and S&P.

         "Rating Date" means the earlier of the date of public notice of (i) the occurrence of a Change of Control or (ii) the intention of the Company to effect a Change of Control.

         "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies), either of the Rating Agencies assigns a rating to the Securities that is lower than the applicable rating of the Securities on the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

         "Receivables Securitization" means a public or private transfer of or creation of an interest in receivables in the ordinary course of business of the Company and its Subsidiaries and by which the Company or any such Subsidiary directly or indirectly securitizes a pool of receivables, including but not limited to any such transaction involving the sale of or creation of an interest in specified receivables to a special purpose entity.

         "Redemption Date" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

         "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantors and the Initial Purchasers and future registration rights agreements with respect to Additional Securities.

         "Regulation S" means Regulation S under the Securities Act.

         "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (A) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S), notice of which day shall be promptly given by the Company to the Trustee, and (B) the issue date with respect to such Securities.

         "Restricted Securities Legend" means the Private Placement Legend set forth in clause (1) of Section 2.1(c) or the Regulation S Legend set forth in clause (2) of Section 2.1(c), as applicable.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then "S&P" shall mean any other nationally recognized rating agency, other than Moody's, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or its Subsidiaries of any property or assets (other than any such arrangement involving (i) a lease for a term, including renewal rights, of not more than 36 months, (ii) a lease of property within 18 months from the acquisition or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or (iii) leases between or among the Company and a Subsidiary or Subsidiaries), which property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

         "Securities Act" means the Securities Act of 1933 (15 U.S.C. Sections 77a-77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

         "Securities Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.

         "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, (i) the Credit Agreement, dated as of September 25, 1998, among the Company, MCA, Bank of America, N.A., as Administrative Agent, and the lenders parties thereto from time to time, as amended by the First Amendment to the Five Year Credit Agreement, dated as of February 9, 2000, and by the Second Amendment to the Five Year Credit Agreement, dated as of September 22, 2000, and as may be further amended from time to time and (ii) the proposed three-year senior revolving credit facility which may be among the Company, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and the lenders parties thereto from time to time, as may be amended or modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

         "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Exhibit C), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

         "Subsidiary Guarantor" means MCA and each Subsidiary of the Company (other than a Subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the Convertible Notes) in existence on the Issue Date and any Subsidiary that is required to Guarantee the Securities under the terms of this Indenture.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor. "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "U.S. Government Securities" mean securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         SECTION 1.2. Other Definitions.

                                                                      Defined in
Term                                                                    Section
----                                                                  -----------
"Additional Restricted Securities" ................................         2.1(b)
"Affiliate Transaction"............................................         3.5
"Agent"............................................................         3.9
"Agent Member".....................................................         2.1(e)
"Authenticating Agent".............................................         2.2
"Certificate of Destruction".......................................         2.13
"Change of Control Offer"..........................................         3.6
"Change of Control Payment"........................................         3.6
"Change of Control Payment Date"...................................         3.6
"Company Order"....................................................         2.2
"covenant defeasance option".......................................         8.1(b)
"cross acceleration provision".....................................         6.1(6)(b)
"Defaulted Interest"...............................................         2.14
"Event of Default".................................................         6.1
"Exchange Global Note".............................................         2.1(b)
"Global Securities"................................................         2.1(b)
"Institutional Accredited Investor Note"...........................         2.1(b)
"Institutional Accredited Investor Global Note"....................         2.1(b)
"judgment default provision".......................................         6.1(9)
"legal defeasance option"..........................................         8.1(b)
"Obligations".....................................................         10.1
"Payment Default" ................................................          6.1(6)(a)
"Paying Agent"....................................................          2.3
"Private Placement Legend"........................................          2.1(d)
"Registrar".......................................................          2.3

                                                                      Defined in
Term                                                                    Section
----                                                                  -----------
"Regulation S Global Note"........................................         2.1(b)
"Regulation S Legend".............................................         2.1(d)
"Regulation S Note"...............................................         2.1(b)
"Resale Restriction Termination Date".............................         2.6(a)
"Restricted Securities"...........................................         2.1(a)
"Rule 144A Global Note"...........................................         2.1(b)
"Rule 144A Note"..................................................         2.1(b)
"Special Interest Payment Date"...................................         2.14(a)
"Special Record Date".............................................         2.14(a)
"Successor Company"...............................................         4.1

         SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.4. Rules of Construction. Unless the context otherwise requires:


         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

         (7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

         SECTION 2.1. Form, Dating and Terms.


         (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $200,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to
Section 2.6, 2.10, 2.12 or 9.5 or in connection with a Change of Control Offer pursuant to Section 3.6.

         The Initial Securities shall be known and designated as "6.25% Senior Notes, Series A, due 2013" of the Company. Additional Securities issued as securities bearing one of the restrictive legends described in Section 2.1(d) ("Restricted Securities") shall be known and designated as "6.25% Senior Notes, Series A, due 2013" of the Company. Additional Securities issued other than as Restricted Securities shall be known and designated as "6.25% Senior Notes, Series B, due 2013" of the Company, and Exchange Securities shall be known and designated as "6.25% Senior Notes, Series B, due 2013" of the Company.

         With respect to any Additional Securities, the Company shall set forth in (a) a Board Resolution and (b) (i) an Officers' Certificate or (ii) one or more indentures supplemental hereto, the following information:


          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

          (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

         The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

         If any of the terms of any Additional Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

         (b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated April 10, 2003, among the Company, the Subsidiary Guarantors, J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "Additional Restricted Securities") will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

         Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities and Additional Securities offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall initially be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Regulation S Global Note"). The Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. During the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

         Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in DTC's system. Euroclear and Clearstream will hold such interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

         The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities and Additional Securities resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

         The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

         (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

         (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

         (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE

     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE

     OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         (C) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

     INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
     HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         (e) Book-Entry Provisions.


         (i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

         (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

         (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

         (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

         (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

         (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (B) the Company in its sole discretion executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

         (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

         (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

         SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

         At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $200,000,000, (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. Notwithstanding anything to the contrary in this Indenture, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $1.0 million, whether such Additional Securities are of the same or a different series from the Initial Securities.

         The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         In case the Company or any Subsidiary Guarantor, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

         SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

         The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

         SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

         SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.6. Transfer and Exchange.

         (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

          (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

         (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

          (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section
     2.9 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

         After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9 or any additional certification.

         (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in a Registered Exchange Offer in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to an effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

         (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

         (e) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6 or 9.5).

          (iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

          (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (f) No Obligation of the Trustee.

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7. [RESERVED]

         SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.


                                                                       [Date]

Manor Care, Inc.
c/o National City Bank
4100 W. 150th Street, 3rd Floor
Cleveland, Ohio 44135-1385
Attention: Corporate Trust Operations
                  Locator 01-5352

Dear Sirs:

         This certificate is delivered to request a transfer of $[_________] principal amount of the 6.25% Senior Notes due 2013 (the "Securities") of Manor Care, Inc. (the "Company").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                  TRANSFEREE:___________________________________

                                  BY:___________________________________________

         SECTION 2.9. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                                       [Date]

Manor Care, Inc.
c/o National City Bank
4100 W. 150th Street, 3rd Floor
Cleveland, Ohio 44135-1385
Attention: Corporate Trust Operations
                  Locator 01-5352

                  Re:            Manor Care, Inc.
                 6.25% Senior Notes due 2013 (the "Securities")


Ladies and Gentlemen:

         In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (a) the offer of the Securities was not made to a person in the United States;

         (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]


                  By:____________________________
                           Authorized Signature

         SECTION 2.10. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such

Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.11. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 11.6 shall apply and
(ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

         If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.12. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

         SECTION 2.13. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

         At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         SECTION 2.14. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

         Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.15. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2.16. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

                                  ARTICLE III

                                    COVENANTS

         SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 3.2. [RESERVED]


         SECTION 3.3. Limitation on Liens. (a) Except as provided in Section 3.3(b), the Company shall not, and shall not permit any Subsidiary to, create, Incur or assume any Lien on any property or assets of the Company or any Subsidiary in order to secure any Debt of the Company or any Subsidiary, without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured.

         (b) The limitation set forth in Section 3.3(a) shall not apply to (i) any Lien if, after giving effect thereto, the aggregate amount of all Debt of the Company and its Subsidiaries secured by Liens existing at the time (excluding any Debt secured by Liens permitted to be Incurred by clauses (ii) through (xvii) below) would not exceed the Applicable Percentage of the Consolidated Net Assets of the Company; (ii) any Lien if an amount of cash equal to the net proceeds of the Debt secured by such Lien is used within 12 months of such creation, Incurrence or assumption to (x) acquire additional property or assets (or to make investments in Persons who, after giving effect to such investments, will become Subsidiaries) or (y) make an offer to purchase the Securities at 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase; (iii) Existing Liens and Liens created, Incurred or assumed after the Issue Date on property or assets of the Company or of any Subsidiary that were subject to an Existing Lien; (iv) Liens on property or assets of any Person existing at the time such Person becomes a Subsidiary or merges into or consolidates with the Company or a Subsidiary; (v) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary;
(vi) Liens to secure the financing of the acquisition, construction, alteration or improvement of property or assets of the Company or any Subsidiary (or of any Person who, after giving effect to such financing, will become Subsidiaries), provided that such Liens are created not later than 18 months after such acquisition or, in the case of construction, alteration or improvement of property or assets, the later of the completion thereof or commencement of commercial operation of such property or assets; (vii) Liens in favor of the Company or any Subsidiary; (viii) Liens in favor of or required by federal, state or local governmental authorities, including any department or instrumentality thereof; (ix) Liens on property or assets of, or on any shares of stock or other equity interest in, a Foreign Subsidiary to secure Debt of a Foreign Subsidiary or, a Non-Recourse Subsidiary to secure Non-Recourse Debt;
(x) Liens to secure Debt of joint ventures in which the Company or a Subsidiary has an interest, to the extent such Liens are on property or assets of or equity interests in such joint ventures; (xi) Liens on current assets to secure Debt Incurred for working capital purposes, provided that such Debt matures no later than 18 months from the date of Incurrence; (xii) Liens on receivables in connection with Receivables Securitizations; (xiii) Liens of carriers, warehousemen, mechanics, materialmen and landlords Incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Company's books; (xiv) Liens Incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, trade contracts (other than for Debt), statutory obligations, leases and contracts (other than for Debt) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or performance bonds; (xv) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, have a materially adverse effect; (xvi) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary, and any interest or title of a lessor under any lease permitted under the Indenture; and (xvii) any extension, renewal or replacement, as a whole or in part, of any Lien referred to in the foregoing clauses (i) to
(xvi), provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or assets that secured the Lien being extended, renewed or replaced and (b) the principal amount of Debt (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) secured by such extended, renewed or replaced Lien does not exceed the principal amount of Debt (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) which was secured by the Lien being extended, renewed or replaced.

         SECTION 3.4. Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction unless (a) the Company or such Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to Incur Debt secured by a Lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities pursuant to Section 3.3, or (b) the proceeds of the sale of the property or assets to be leased are at least equal to their fair value (the fair value of such proceeds, if other than in cash, to be determined by the chief financial or accounting officer of the Company whose determination shall be conclusive) and an amount in cash equal to the net proceeds is applied, within 12 months of the effective date of such transaction to (i) acquire additional property or assets (or to make investments in entities which, after giving effect to such investment, will become Subsidiaries), (ii) to retire Debt which is pari passu with the Securities (provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired) or (iii) offer to purchase the Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase.

         SECTION 3.5. Limitation on Affiliate Transactions. Neither the Company nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, an Affiliate of the Company (other than a Subsidiary) (an "Affiliate Transaction") having a value, or for consideration having a value, in excess of $20,000,000 individually or in the aggregate unless the Board of Directors of the Company shall determine that the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary than those which might be obtained at the time of such Affiliate Transaction from Persons who are not Affiliates. The restrictions of this Section 3.5 are not applicable to the payment of reasonable and customary fees to directors of the Company or a Subsidiary who are not employees, the payment of compensation to officers of the Company or a Subsidiary and any transaction between or among any of the Company and its Subsidiaries.

         SECTION 3.6. Change of Control. Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Company to offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice (the "Change of Control Offer") to each Holder at the address as it appears on the Securities Register, with a copy to the Trustee, stating: (i) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company pursuant to this Section
3.6 to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment"); (ii) the repurchase date (which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed such notice to the Holders) (the "Change of

Control Payment Date"); (iii) that any Security not tendered shall continue to accrue interest, if any; (iv) that, unless the Company defaults in the payment of principal or interest, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the date of purchase for the Change of Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing its election to have the Securities purchased; (vii) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (viii) the procedures determined by the Company, consistent with this Section 3.6, that a Holder must follow in order to have its Securities repurchased.

         Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Debt issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control Triggering Event or (ii) the Company will repay all outstanding Debt issued under an indenture or other agreement that may be violated by a payment to the holders of Securities under a Change of Control Offer or the Company must offer to repay all such Debt, and make payment to the holders of such Debt that accept such offer and obtain waivers of any event of default from the remaining holders of such Debt. The Company will effect such repayment or obtain such consent and waiver within 30 days following any Change of Control Triggering Event, it being a Default of this Section 3.6 if the Company fails to so comply with this Section 3.6 within 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof (equal to $1,000 or an in integral multiple thereof) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

         The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.6 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         SECTION 3.7. Financial Statements. In the event and for so long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee and mail to each Holder at such Holder's registered address the following:

         (a) within 120 days after the end of each fiscal year, its consolidated balance sheets as of the close of such fiscal year and the preceding fiscal year and related consolidated statements of income and shareholders' equity and cash flows, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the two preceding fiscal years, all audited by an independent public accounting firm of recognized national standing and accompanied by an opinion of such accounting firm to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP consistently applied, except as disclosed in the notes thereto. Such balance sheets and related statements shall be substantially comparable in detail to the audited balance sheets and related statements included in the Company's Offering Memorandum and shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") substantially comparable in detail to the MD&A included in the Offering Memorandum with respect to the Company's fiscal years ended December 31, 2000, 2001 and 2002; and

         (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related consolidated statements of income and cash flows, stating the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and as of the end of the preceding fiscal year (and the corresponding quarter in the preceding fiscal year) and the then-elapsed portion of such fiscal year (and the corresponding period in the preceding fiscal year). Such balance sheets and related statements shall be prepared in accordance with GAAP consistently applied except as disclosed in the notes thereto and shall be accompanied by an MD&A substantially comparable in detail to the MD&A included in the Offering Memorandum.

         (c) The Company shall deliver to the Holder, upon request of such Holder, as many copies of the foregoing as may be reasonably requested by such Holder.

         SECTION 3.8. Future Subsidiary Guarantors; Release of Guarantees. (a) After the Issue Date, the Company will cause (i) each Subsidiary (other than a Subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the Convertible Notes) created or acquired by the Company or one or more of its Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; provided that (A) a Subsidiary Guarantee from any Subsidiary (other than MCA so long as all or any portion of the 2006 Notes shall remain outstanding) shall be released upon the release of such Subsidiary from any liability under (x) the indentures relating to the 2006 Notes, the 2008 Notes and the Convertible Notes or any related guarantee or similar obligation and (y) any Senior Credit Agreement and any guarantee or similar obligation in respect thereof and (B) MCA shall be released from its obligations under its Subsidiary Guarantee upon the repayment in full of the 2006 Notes (so long as no default or event of default shall have occurred as a consequence thereof) and the release of MCA from any liability under the indentures relating to the 2008 Notes and the Convertible Notes and any obligation it may have in respect of the Senior Credit Agreement and any guarantee or similar obligation in respect thereof; provided that such release of a Subsidiary Guarantor shall not occur in the event such Subsidiary Guarantor is required to deliver a Subsidiary Guarantee in accordance with the paragraph below and then such Subsidiary Guarantee shall only be released in accordance with the paragraph below. Upon notice by the Company to the Trustee of the occurrence of the events described in either of the two preceding sentences, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee.

         (b) The Company will not permit any Subsidiary to Guarantee the payment of any Debt of the Company unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Securities by such Subsidiary; (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee; and (iii) such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) the supplemental indenture has been duly executed and authorized and (B) the supplemental indenture constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that such Subsidiary Guarantee shall be released upon the release of such Subsidiary from liability in respect of Guarantees of Debt of the Company; and, provided, further, that any release of a Subsidiary Guarantee under the preceding proviso will not impair the rights of the Holders to receive Subsidiary Guarantees of the Securities in accordance with this paragraph in the event future Debt of the Company is Guaranteed by such Subsidiary.

         SECTION 3.9. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of National City Bank (the "Agent") currently located at National City Bank c/o The Depository Trust Company, Transfer Agent Drop Service, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 in the City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 3.10. Corporate Existence. Except as otherwise provided in
Article IV and Sections 4.1 and 10.2(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company and the rights (charter and statutory) licenses and franchises of the Company and each Significant Subsidiary or each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Significant Subsidiary or the respective corporate, partnership, limited liability company or other existences of each member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of a Subsidiary that is neither a Significant Subsidiary nor a member of any group of Subsidiaries that taken together would constitute a Significant Subsidiary of the Company.

         SECTION 3.11. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and

(ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

         SECTION 3.12. Payments for Consent. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

         SECTION 3.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 3.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.15. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, its status and the action which the Company proposes to take with respect thereto.

                                   ARTICLE IV

                               SUCCESSOR COMPANY

         SECTION 4.1. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         (a) the resulting, surviving or transferee Person (the "Successor Company") if not the Company shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

         (c) each Subsidiary Guarantor (unless it is the other party to the transactions described above, in which case clause (a) and
                  Section 10.2 shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply for such Person's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

         (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

         For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

         If, upon any consolidation or merger of the Company with or into any other corporation, or upon any sale, conveyance or lease of all or substantially all of its property and assets to any other corporation, any of the property of the Company or of any Subsidiary would thereupon become subject to any Lien, the Company will first secure the Securities equally and ratably with any other obligations of the Company or any Subsidiary then entitled thereto by a direct Lien on all such property prior to all Liens other than any theretofore existing thereon.

                                   ARTICLE V

                            REDEMPTION OF SECURITIES

         SECTION 5.1. Optional Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

         SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 30 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis among the classes of Securities, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

         All notices of redemption shall state:

         (1)      the Redemption Date,

         (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,


         (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

         (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

         (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

         (6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,

         (7)      the name and address of the Paying Agent,

         (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

         (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

         (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

         SECTION 5.6. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

         SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

         SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.9 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.1. Events of Default. Each of the following is an "Event of Default":

         (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

         (2) default in the payment of principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV or Section 10.2;


         (4) failure by the Company to comply with any of its obligations under
Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8 or
Section 3.12, (in each case, other than a failure to purchase Securities when required pursuant to Section 3.6, which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

         (5) the Company defaults in the performance of or a breach by the Company of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in (1), (2), (3) or (4) above) and such default continues for 60 days after the notice specified below;

         (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary), whether such Debt now exists, or is created after the date of this Indenture, which default:

         (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt ("Payment Default") or

         (b) results in the acceleration of such Debt prior to its maturity (the "cross acceleration provision");


and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;

         (7) the Company pursuant to or within the meaning of any Bankruptcy
Law:

         (a)      commences a voluntary case or proceeding;

         (b) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

         (c) consents to the appointment of a Custodian of it or for any substantial part of its property;

         (d)      makes a general assignment for the benefit of its creditors;

         (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

         (f) takes any corporate action to authorize or effect any of the foregoing; or

         (g) takes any comparable action under any foreign laws relating to insolvency; or

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (a)      is for relief against the Company in an involuntary case;

         (b) appoints a Custodian of the Company for all or substantially all of the Company's property; or

         (c)      orders the winding up or liquidation of the Company; and

         (d) in each case the order, decree or relief remains unstayed and in effect for 90 days;

         (9) there has been entered in a court of competent jurisdiction a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (the "judgment default provision").

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         Notwithstanding the foregoing, a Default under clauses (4) or (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clauses (4) or (5) of this Section 6.1 after receipt of such notice.

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (3), (4), (5), (6), (7), (8) or
(9) of this Section 6.1, which such notice shall contain the status thereof and a description of the action being taken or proposed to be taken by the Company in respect thereof.

         SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

         SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

         (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee to pursue the remedy;

         (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

         SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                  ARTICLE VII

                                     TRUSTEE

         SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee reasonable indemnity or security against loss, liability or expense.

         (b) Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1) this paragraph does not limit the effect of paragraph (b) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

         SECTION 7.2. Rights of Trustee. Subject to Section 7.1:


         (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

         SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or clause (8) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;


         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.10) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have /become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable under this Indenture and the Securities; and
(iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

         (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8 and Section 3.12, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under
Section 6.1(4) and the operation of Section 6.1(5), Section 6.1(6), and Section 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have any Subsidiary Guarantees in effect at such time terminate.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Subsidiary Guarantees in effect at such time shall terminate. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4) (as such Section relates to Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, and Section 3.12), Section 6.1(5), Section 6.1(6), or Section 6.1(9).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.11, 2.12,
2.13, 3.1, 3.9, 3.10, 3.11, 3.13, 3.14, 3.15, 6.7, 7.7 and 7.8 and in this
Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

         SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Securities or a combination thereof, the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

          (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

          (6) the deposit does not constitute a default under any other agreement binding on the Company;

          (7) the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (8) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (9) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (10) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

         SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Securities deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Securities or securities held by them upon payment of all the obligations under this Indenture.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.5. Indemnity for U.S. Government Securities. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities.

         SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

         The Trustee's rights under this Article VIII shall survive termination of this Indenture.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add Guarantees with respect to the Securities;

          (5) to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

          (8) to make any change that does not materially adversely affect the rights of any Securityholder; or

          (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, if any, will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described under Section 3.6 (including an amendment to the definition of "Change of Control") or Article V or any similar provision, whether through an amendment or waiver of Section 3.6 or
     Article V, a definition or otherwise;

          (5) make any Security payable in money other than that stated in the Security or, other than in accordance with the provisions of this Indenture in effect on the Issue Date, eliminate any existing Guarantee of the Securities;

          (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (7) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

         SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

                                   ARTICLE X

                              SUBSIDIARY GUARANTEE

         SECTION 10.1. Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

         The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the

Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Subject to the provisions of Section 3.8, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section
10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

         Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

         Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

         SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.


         (a) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes and the Convertible Notes) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

         (b) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Article III and Article IV, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless
(i) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that (x) with respect to each Subsidiary Guarantor other than MCA, each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes, the Convertible Notes and related documentation terminate upon consummation of such transaction and (y) with respect to MCA, MCA will be released from its obligations under its Subsidiary Guarantee if the Company and its remaining Subsidiaries are not liable with respect to any Debt of MCA.

         (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the legal defeasance or covenant defeasance of the Securities pursuant to the provisions of Article VIII hereof.

         SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

         SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

         SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:


                           if to the Company:

                           Manor Care, Inc.
                           333 North Summit Street, 16th Floor
                           Toledo, OH 43699-0086
                           Attention: Paul Ormond
                                        Chief Executive Officer
                           with a copy to:

                           Latham & Watkins Illinois LLC
                           Sears Tower, Suite 5800
                           Chicago, IL 60606
                           Attention:  Michael Levin, Esq.

                           if to the Trustee:

                           National City Bank
                           629 Euclid Avenue
                           Cleveland, Ohio 44114-3484
                           Attention: Corporate Trust Department
                                             Locator 01-3116


         For purposes of Section 2.3 (with respect to presentation of Securities for payment or for registrations of transfer or exchange) if to the Trustee:
National City Bank, c/o The Depository Trust Company, Transfer Agent Drop Service, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

         SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

         SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or Cleveland, Ohio. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.10. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

         SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                MANOR CARE, INC.


                By: /s/ Geoffrey G. Meyers
                    ---------------------------------------------------
                    Name:  Geoffrey G. Meyers
                    Title: Executive Vice President and Chief
                           Financial Officer

                                   SUBSIDIARY GUARANTORS

                                   AMERICAN HOSPITAL BUILDING
                                   CORPORATION

                                   AMERICANA HEALTHCARE CENTER OF
                                   PALOS TOWNSHIP, INC.

                                   AMERICANA HEALTHCARE CORPORATION
                                   OF GEORGIA

                                   AMERICANA HEALTHCARE CORPORATION
                                   OF NAPLES

                                   ANCILLARY SERVICES MANAGEMENT, INC.

                                   BAILY NURSING HOME, INC.

                                   BIRCHWOOD MANOR, INC.

                                   BLUE RIDGE REHABILITATION SERVICES, INC.

                                   CANTERBURY VILLAGE, INC.

                                   CHARLES MANOR, INC.

                                   CHESAPEAKE MANOR, INC.

                                   DEKALB HEALTHCARE CORPORATION

                                   DEVON MANOR CORPORATION

                                   DISTCO, INC.

                                   DIVERSIFIED REHABILITATION SERVICES,
                                   INC.

                                   DONAHOE MANOR, INC.

                                   EAST MICHIGAN CARE CORPORATION

                                   EXECUTIVE ADVERTISING, INC.

                                   EYE-Q NETWORK, INC.

                                   FOUR SEASONS NURSING CENTERS, INC.

                                   GEORGIAN BLOOMFIELD, INC.

                                   GREENVIEW MANOR, INC.

                                   HCR HOME HEALTH CARE AND HOSPICE,
                                   INC.

                                   HCR HOSPITAL HOLDING COMPANY, INC.

                                   HCR INFORMATION CORPORATION

                                   HCR MANORCARE MEDICAL SERVICES OF
                                   FLORIDA, INC.

                                   HCR PHYSICIAN MANAGEMENT SERVICES,
                                   INC.

                                   HCR REHABILITATION CORP.

                                   HCRA OF TEXAS, INC.

                                   HCRC INC.

                                   HEALTH CARE AND RETIREMENT
                                   CORPORATION OF AMERICA

                                   HEARTLAND CAREPARTNERS, INC.

                                   HEARTLAND EMPLOYMENT SERVICES, INC.

                                   HEARTLAND HOME CARE, INC.

                                   HEARTLAND HOME HEALTH CARE
                                   SERVICES, INC.

                                   HEARTLAND HOSPICE SERVICES, INC.

                                   HEARTLAND INFORMATION SERVICES, INC.
                                   (fka Heartland Medical Information Services)

                                   HEARTLAND MANAGEMENT SERVICES,
                                   INC.

                                   HEARTLAND REHABILITATION SERVICES
                                   OF FLORIDA, INC.

                                   HEARTLAND REHABILITATION SERVICES,
                                   INC.

                                   HEARTLAND SERVICES CORP.

                                   HERBERT LASKIN, RPT - JOHN MCKENZIE,
                                   RPT PHYSICAL THERAPY PROFESSIONAL
                                   ASSOCIATES, INC.

                                   HGCC OF ALLENTOWN, INC.

                                   IN HOME HEALTH, INC.

                                   INDUSTRIAL WASTES, INC.

                                   IONIA MANOR, INC.

                                   JACKSONVILLE HEALTHCARE
                                   CORPORATION

                                   KENSINGTON MANOR, INC.

                                   KNOLLVIEW MANOR, INC.

                                   LEADER NURSING AND REHABILITATION
                                   CENTER OF BETHEL PARK, INC.

                                   LEADER NURSING AND REHABILITATION
                                   CENTER OF GLOUCESTER, INC.

                                   LEADER NURSING AND REHABILITATION
                                   CENTER OF SCOTT TOWNSHIP, INC.

                                   LEADER NURSING AND REHABILITATION
                                   CENTER OF VIRGINIA INC.

                                   LINCOLN HEALTH CARE, INC.

                                   MANOR CARE AVIATION, INC.

                                   MANOR CARE OF AKRON, INC.

                                   MANOR CARE OF AMERICA, INC

                                   MANOR CARE OF ARIZONA, INC.

                                   MANOR CARE OF ARLINGTON, INC.

                                   MANOR CARE OF BOCA RATON, INC.

                                   MANOR CARE OF BOYNTON BEACH, INC.

                                   MANOR CARE OF CANTON, INC.

                                   MANOR CARE OF CENTERVILLE, INC

                                   MANOR CARE OF CHARLESTON, INC.

                                   MANOR CARE OF CINCINNATI, INC.

                                   MANOR CARE OF COLUMBIA, INC.

                                   MANOR CARE OF DARIEN, INC.

                                   MANOR CARE OF DELAWARE COUNTY, INC.

                                   MANOR CARE OF DUNEDIN, INC.

                                   MANOR CARE OF FLORIDA, INC.

                                   MANOR CARE OF HINSDALE, INC.

                                   MANOR CARE OF KANSAS, INC.

                                   MANOR CARE OF KINGSTON COURT, INC.

                                   MANOR CARE OF LARGO, INC.

                                   MANOR CARE OF LEXINGTON, INC.

                                   MANOR CARE OF MEADOW PARK, INC.

                                   MANOR CARE OF MIAMISBURG, INC

                                   MANOR CARE OF NORTH OLMSTEAD, INC.

                                   MANOR CARE OF PINEHURST, INC.

                                   MANOR CARE OF PLANTATION, INC.

                                   MANOR CARE OF ROLLING MEADOWS, INC.

                                   MANOR CARE OF ROSSVILLE, INC.

                                   MANOR CARE OF SARASOTA, INC.

                                   MANOR CARE OF WILLOUGHBY, INC.

                                   MANOR CARE OF WILMINGTON, INC.

                                   MANOR CARE OF YORK (NORTH), INC.

                                   MANOR CARE OF YORK (SOUTH), INC.

                                   MANOR CARE PROPERTIES, INC.

                                   MANORCARE HEALTH SERVICES OF
                                   BOYNTON BEACH, INC.

                                   MANORCARE HEALTH SERVICES OF
                                   NORTHHAMPTON COUNTY, INC.

                                   MANORCARE HEALTH SERVICES OF
                                   VIRGINIA, INC.

                                   MANORCARE HEALTH SERVICES, INC.

                                   MARINA VIEW MANOR, INC.

                                   MEDI-SPEECH SERVICE, INC.

                                   MID-SHORE PHYSICAL THERAPY
                                   ASSOCIATES, INC.

                                   MILESTONE HEALTH SYSTEMS, INC.

                                   MILESTONE HEALTHCARE, INC.

                                   MILESTONE REHABILITATION SERVICES,
                                   INC.

                                   MILESTONE STAFFING SERVICES, INC.

                                   MILESTONE THERAPY SERVICES, INC.

                                   MNR FINANCE CORP.

                                   MRC REHABILITATION, INC.

                                   NEW MANORCARE HEALTH SERVICES, INC.

                                   PEAK REHABILITATION, INC.

                                   PERRYSBURG PHYSICAL THERAPY, INC

                                   PHYSICAL OCCUPATIONAL AND SPEECH
                                   THERAPY, INC.

                                   PNEUMATIC CONCRETE, INC.

                                   PORTFOLIO ONE, INC.

                                   REHABILITATION ADMINISTRATION
                                   CORPORATION

                                   REHABILITATION ASSOCIATES, INC.

                                   REHABILITATION SERVICES OF ROANOKE,
                                   INC.

                                   REINBOLT & BURKAM, INC.

                                   RICHARDS HEALTHCARE, INC.

                                   RIDGEVIEW MANOR, INC.

                                   ROLAND PARK NURSING CENTER, INC.

                                   RVA MANAGEMENT SERVICES, INC.

                                   SILVER SPRING - WHEATON NURSING
                                   HOME, INC.

                                   SPRINGHILL MANOR, INC.

                                   STEWALL CORPORATION

                                   STRATFORD MANOR, INC.

                                   STUTEX CORP.

                           SUN VALLEY MANOR, INC.

                           THE NIGHTINGALE NURSING HOME, INC.

                           THERAPY ASSOCIATES, INC.

                           THERASPORT PHYSICAL THERAPY, INC.

                           THREE RIVERS MANOR, INC.

                           TOTALCARE CLINICAL LABORATORIES,
                           INC.

                           WASHTENAW HILLS MANOR, INC.

                           WHITEHALL MANOR, INC.


                           By: /s/ R. Jeffrey Bixler
                               -------------------------------------
                               Name:    R. Jeffrey Bixler
                               Title:   Vice President, General Counsel and
                                        Secretary of each of the above-
                                        referenced corporations

                           Address:  333 N. Summit St.
                                     Toledo, Ohio 43604

                           Fax No.:  419-252-5599
                           Telephone:419-252-5500

                                                    COLEWOOD LIMITED PARTNERSHIP

                         By: American Hospital Building Corporation, its General Partner

                              By: /s/ R. Jeffrey Bixler
                                  ------------------------------------------
                                  Name:  R. Jeffrey Bixler
                                  Title: Vice President, General Counsel
                                          and Secretary

                         Address:  333 N. Summit St.
                         Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         HCR HOSPITAL, LLC

                         By:  HCR Hospital Holding Company, Inc., its
                              sole member

                              By: /s/ R. Jeffrey Bixler
                                  ----------------------------------------------
                                  Name:  R. Jeffrey Bixler
                                  Title: Vice President, General Counsel
                                    and Secretary

                         Address:  333 N. Summit St.
                         Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         ANCILLARY SERVICES, LLC

                         By: Heartland Rehabilitation Services, Inc., its
                             sole member

                             By: /s/ R. Jeffrey Bixler
                                 -----------------------------------------------
                                 Name:  R. Jeffrey Bixler
                                 Title: Vice President, General Counsel
                                          and Secretary

                         Address:  333 N. Summit St.
                         Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         BOOTH LIMITED PARTNERSHIP

                         By: Jacksonville Healthcare Corporation, its
                             General Partner


                             By: /s/ R. Jeffrey Bixler
                                 -----------------------------------------------
                                 Name:  R. Jeffrey Bixler
                                 Title: Vice President, General Counsel
                                        and Secretary

                         Address:  333 N. Summit St.
                         Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                                        ANNANDALE ARDEN, LLC

                                        BAINBRIDGE ARDEN, LLC

                                        BINGHAM FARMS ARDEN, LLC

                                        COLONIE ARDEN, LLC

                                        CRESTVIEW HILLS, LLC

                                        FIRST LOUISVILLE ARDEN, LLC

                                        GENEVA ARDEN LLC

                                        HANOVER ARDEN, LLC

                                        JEFFERSON ARDEN, LLC

                                        KENWOOD ARDEN, LLC

                                        LIVONIA ARDEN, LLC

                                        MEMPHIS ARDEN, LLC

                                        NAPA ARDEN, LLC

                                        ROANOKE ARDEN, LLC

                                        SAN ANTONIO ARDEN, LLC

                                        SILVER SPRING ARDEN, LLC

                                        SUSQUEHANNA ARDEN LLC

                                        TAMPA ARDEN, LLC

                                        WALL ARDEN, LLC

                                        WARMINSTER ARDEN LLC

                         WILLIAMS VILLE ARDEN, LLC


                         By: Manor Care of America, Inc., the
                             sole member of each of the above-
                             referenced limited liability companies

                             By: /s/ R. Jeffrey Bixler
                                 ---------------------
                                 Name:  R. Jeffrey Bixler
                                 Title: Vice President, General Counsel
                                        and Secretary


                         Address:  333 N. Summit St.
                                   Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         BATH ARDEN, LLC

                         CLAIRE BRIDGE OF ANDERSON, LLC

                         CLAIRE BRIDGE OF AUSTIN, LLC

                         CLAIRE BRIDGE OF KENWOOD, LLC

                         CLAIRE BRIDGE OF SAN ANTONIO, LLC

                         CLAIRE BRIDGE OF SUSQUEHANNA, LLC

                         CLAIRE BRIDGE OF WARMINSTER, LLC

                         FRESNO ARDEN, LLC

                         MESQUITE HOSPITAL, LLC

                         TUSCAWILLA ARDEN, LLC


                         By:  Manor Care Health Services, Inc., the
                              sole member of each of the above-
                              referenced limited liability companies


                         By: /s/ R. Jeffrey Bixler
                             -------------------------------------
                             Name:  R. Jeffrey Bixler
                             Title: Vice President, General Counsel
                                    and Secretary

                         Address:  333 N. Summit St.
                                   Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         HCR MANORCARE MESQUITE, L.P.

                         By: Mesquite Hospital, LLC, its
                             General Partner


                             By: /s/ R. Jeffrey Bixler
                                 -----------------------------------------------
                                 Name:  R. Jeffrey Bixler
                                 Title: Vice President, General Counsel
                                        and Secretary

                         Address:  333 N. Summit St.
                                   Toledo, Ohio 43604

                         Fax No.:  419-252-5599
                         Telephone:419-252-5500

                         NATIONAL CITY BANK, as Trustee


                         By: /s/ James E. Schultz
                             ---------------------------------------------------
                             Name:  James E. Schultz
                             Title: Vice President

                                                                       EXHIBIT A


                         [FORM OF FACE OF SERIES A NOTE]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No. [___]                          Principal Amount $[___________], as
                                   revised by the Schedule of Increases and Decreases in Global Security attached hereto
                                   CUSIP NO. __________________________
                                   ISIN: _______________________________


                                MANOR CARE, INC.


                      6.25% Senior Note, Series A, due 2013


         Manor Care, Inc., a Delaware corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on May 1, 2013.

         Interest Payment Dates: May 1 and November 1

         Record Dates: April 15 and October 15

         Additional provisions of this Security are set forth on the other side of this Security.

                                MANOR CARE, INC.
                                By:
                                   ---------------------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

NATIONAL CITY BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Signatory                        Date: ________ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES A NOTE]

                      6.25% Senior Note, Series A, due 2013


1.   Interest

         Manor Care, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semiannually on May 1 and November 1 of each year commencing November 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 15, 2003. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

         By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

         Initially, National City Bank (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

         The Company issued the Securities under an Indenture dated as of April 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 6.25% Senior Notes, Series A, due 2013 referred to in the Indenture. The Securities include (i) $200,000,000 aggregate principal amount of the Company's 6.25% Senior Notes, Series A, due 2013 issued under the Indenture on April 15, 2003 (herein called "Initial Securities"), (ii) if and when issued, additional 6.25% Senior Notes, Series A, due 2013 or 6.25% Senior Notes, Series B, due 2013 of the Company that may be issued from time to time under the Indenture subsequent to April 15, 2003 (herein called "Additional Securities") and (iii) if and when issued, the Company's 6.25% Senior Notes, Series B, due 2013 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, and certain requirements with respect to, among other things, the incurrence of certain liens, sale-leaseback transactions, guarantees of the Securities, mergers and consolidations, the provision of financial information and transactions with Affiliates.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.   Redemption

         The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to the greater of (i) 100% of their principal amount plus accrued but unpaid interest to the date of redemption or (ii) the sum of (a) the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the date of maturity (except for currently accrued but unpaid interest) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury

Rate (as defined below), plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption.

         For purposes of determining the optional redemption price, the following definitions are applicable:

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

         "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. Government Securities dealer in the United States of America (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.   Repurchase Provisions

         Upon the occurrence of a Change of Control Triggering Event, any Holder of Securities will have the right to cause the Company to offer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.   Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants of the Company or its Subsidiaries, or surrender rights and powers conferred on the Company or its Subsidiaries, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.  Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV or
Section 10.2 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.3 through 3.8 inclusive and Section 3.12 of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to
Section 3.6, which failure shall constitute an Event of Default under clause
(ii) above); (v) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above);
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary), whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt ("Payment Default") or (b) results in the acceleration of such Debt prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary; (vii) certain events of bankruptcy, insolvency or reorganization of the Company (the "bankruptcy provisions"); or (viii) entry in a court of competent jurisdiction of a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within

90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

         An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT

TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.  CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                                Manor Care, Inc.
                       333 North Summit Street, 16th Floor
                             Toledo, Ohio 43699-0086
             Attention: Geoffrey G. Meyers, Chief Financial Officer

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              ____________________________________________________
              (Print or type assignee's name, address and zip code)

                   __________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:____________________________________________________________
                                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

        1 [ ]     acquired for the undersigned's own account, without transfer;
                  or

        2 [ ]     transferred to the Company; or

        3 [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

        4 [ ] transferred pursuant to an effective registration statement under the Securities Act; or

        5 [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

        6 [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

        7 [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                ------------------------------
                                                Signature
Signature Guarantee:

-------------------------                       -----------------------------
(Signature must be guaranteed)                  Signature

--------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                              ---------------------------------
                                              Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


  The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
-------          --------------           ---------------          ---------------          --------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.6 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________ Your Signature ________________________________________________
                 (Sign exactly as your name appears on the
                  other side of the Security)



Signature Guarantee: ___________________________________________________________
                                          (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                         [FORM OF FACE OF SERIES B NOTE]

                       [Depository Legend, if applicable]

No. [___]                    Principal Amount $[___________], as revised by the
                             Schedule of Increases and Decreases in Global
                             Security attached hereto
                             CUSIP NO. __________________________
                             ISIN:_______________________________


                                MANOR CARE, INC.


                      6.25% Senior Note, Series B, due 2013


         Manor Care, Inc., a Delaware Corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on May 1, 2013.


         Interest Payment Dates:  May 1 and November 1

         Record Dates:  April 15 and October 15

         Additional provisions of this Security are set forth on the other side of this Security.

                                MANOR CARE, INC.


                                By:
                                    --------------------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

NATIONAL CITY BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Signatory                   Date: ________ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES B NOTE]

                      6.25% Senior Note, Series B, due 2013


1.   Interest

         Manor Care, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semiannually on May 1 and November 1 of each year commencing November 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 15, 2003. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

         By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

         Initially, National City Bank (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

         The Company issued the Securities under an Indenture dated as of April 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 6.25% Senior Notes, Series B, due 2013 referred to in the Indenture. The Securities include (i) $200,000,000 aggregate principal amount of the Company's 6.25% Senior Notes, Series A, due 2013 issued under the Indenture on April 15, 2003 (herein called "Initial Securities"), (ii) if and when issued, additional 6.25% Senior Notes, Series A, due 2013 or 6.25% Senior Notes, Series B, due 2013 of the Company that may be issued from time to time under the Indenture subsequent to April 15, 2003 (herein called "Additional Securities") and (iii) if and when issued, the Company's 6.25% Senior Notes, Series B, due 2013 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, and certain requirements with respect to, among other things, the incurrence of certain liens, sale-leaseback transactions, guarantees of the Securities, mergers and consolidations, the provision of financial information and transactions with Affiliates.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.   Redemption

         The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to the greater of (i) 100% of their principal amount plus accrued but unpaid interest to the date of redemption or (ii) the sum of (a) the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the date of maturity (except for currently accrued but unpaid interest) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury

Rate (as defined below), plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption.

         For purposes of determining the optional redemption price, the following definitions are applicable:

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

         "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. Government Securities dealer in the United States of America (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.   Repurchase Provisions

         Upon the occurrence of a Change of Control Triggering Event, any Holder of Securities will have the right to cause the Company to offer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.   Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants of the Company or its Subsidiaries, or surrender rights and powers conferred on the Company or its Subsidiaries, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.  Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV or
Section 10.2 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.3 through 3.8 inclusive and Section 3.12 of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to
Section 3.6, which failure shall constitute an Event of Default under clause
(ii) above); (v) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above);
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (other than Non-Recourse Debt of a Non-Recourse Subsidiary), whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt ("Payment Default") or (b) results in the acceleration of such Debt prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary; (vii) certain events of bankruptcy, insolvency or reorganization of the Company (the "bankruptcy provisions"); or (viii) entry in a court of competent jurisdiction of a final judgment for the payment of $20.0 million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within

90 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (B) the date on which all rights to appeal have been extinguished (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

         An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT

TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.  CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                Manor Care, Inc.
                       333 North Summit Street, 16th Floor
                             Toledo, Ohio 43699-0086
             Attention: Geoffrey G. Meyers, Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

             _____________________________________________________
             (Print or type assignee's name, address and zip code)

                   __________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________  Your Signature __________________________________________

Signature Guarantee:  __________________________________________________________
                                          (Signature must be guaranteed)
________________________________________________________________________________


Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


  The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
-------          --------------           ---------------          ---------------          --------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.6 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________      Your Signature: _____________________________________
           (Sign exactly as your name appears on the other side of the Security)




Signature Guarantee: ___________________________________________________________
                                          (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C


            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

         This Supplemental Indenture, dated as of [_______ __], 20__ (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Guarantor"), Manor Care, Inc. (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and National City Bank, as Trustee under the Indenture referred to below.



                              W I T N E S S E T H:


         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 15, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $200,000,000 of 6.25% Senior Notes due 2013 of the Company (the "Securities");

         WHEREAS, Section 3.12 of the Indenture provides that the Company is required to cause each Subsidiary (other than a Subsidiary that does not Guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the Convertible Notes) created or acquired by the Company or one or more of its Subsidiaries or any Subsidiary that Guarantees the payment of Debt of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                  Definitions

         SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

         SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

         SECTION 2.2 Guarantee. The Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Obligations pursuant to Article X of the Indenture on a senior basis.

                                  ARTICLE III

                                 Miscellaneous

         SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

         SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

         SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

         SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                         [SUBSIDIARY GUARANTOR],
                         as a Guarantor


                         By:_______________________________________
                            Name:
                            Title:


                         NATIONAL CITY BANK, as Trustee


                         By:_______________________________________
                            Name:
                            Title:


                         MANOR CARE, INC.


                         By:_______________________________________
                            Name:
                            Title:


                         [INSERT OTHER SUBSIDIARY GUARANTORS]


                         By:_______________________
                            Title:


                                      C-3